UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2015

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11634 (Commission File Number)	95-3797439 (I.R.S. Employer Identification No.)

1911 Walker Ave, Monrovia, California (Address of principal executive offices)		91016 (Zip Code)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 2, 2015, the Board of Directors of STAAR Surgical Company (the “Company”) elected William P. Wall, 53, to serve as a member of the Board of Directors. The Board approved providing Mr. Wall with the standard director compensation for a director, pro-rated for the remaining portion of the 2015-2016 term.

From February 2006 through June 2015, Mr. Wall served as General Counsel at Abrams Capital, an investment fund. Mr. Wall is currently a member of the Board of Directors, and chair of the Corporate Governance Committee and member of the Audit Committee, of Haynes International, Inc., a publicly traded manufacturing company, and has served as a Director there since 2004. From June 2003 through April 2005, Mr. Wall served as a founding partner at Andover Capital, an investment fund. From 1996 through 2003, Mr. Wall worked for Fidelity Investments, initially as an Assistant General Counsel, then Vice President and Director of Special Situations before founding and managing a private equity group focused on acquiring middle market companies for the firm’s own account. Mr. Wall began his career as an Associate at the law firm of Ropes & Gray. He was a Trustee for the Boston Renaissance Charter School for nine years and has worked as a Teaching Fellow at Harvard University. Previously, Mr. Wall served as a Director of Automobile Holdings, Nations Commercial Finance and Eightfold Capital Management. Mr. Wall received his Bachelor of Arts from the University of Massachusetts at Amherst, and a Masters of Public Administration and Juris Doctorate from Harvard University.

The appointment of Mr. Wall to the Board was not the result of any arrangement or understanding between him and any other person or entity. There are no transactions between Mr. Wall nor any member of his immediate family and the Company or any of its subsidiaries.

On August 27, 2015, Mr. Charles Slacik submitted his resignation as a Director of the Company, to be effective August 31, 2015. Mr. Slacik’s resignation was not submitted as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Wall will replace Mr. Slacik as a member of the Board of Directors.

Item 7.01	Regulation FD Disclosure.

On September 2, 2015, the Company published a press release regarding the election of Mr. Wall to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release of the Company dated September 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 2, 2015	By:	/s/ Caren Mason
Caren Mason
President and Chief Executive Officer